Exhibit 1

Analyst Guide

NISSIN CO., LTD.

May 2005

If you have any questions regarding this report,
please contact the IR department at +81-3-3348-2423 or info-ir@nissin-f.co.jp

FORWARD-LOOKING STATEMENTS

     The forward-looking statements about our industry, our business, our plans and objectives, our financial condition and our results of operations are based on our current expectations, assumptions, estimates and projections about our business, our industry and capital markets. These forward-looking statements are subject to various risks and uncertainties. These statements discuss future expectations, identify strategies, discuss market trends, contain projections of results of operations or of financial condition, or state other forward-looking information.

     Important risks and factors that could cause our actual results to differ materially from the forward-looking statements include, without limitation:

•	the effect of weak domestic economic conditions;

•	competition from large consumer finance companies and other financial institutions;

•	our exposure to negative publicity about the consumer or business finance industries generally or us specifically;

•	the effect of potential changes to legislation and accompanying enforcement, and restrictions and regulations associated with domestic or U.S. law:

•	the growing variety of legal means with which debtors can seek protection from creditors;

•	availability of funding on favorable terms and potential changes to government policy, including Japan’s monetary policy;

•	the reliability of information or technological systems and networks;

•	the influence of our president and his family over important decisions;

•	our ability to pursue and maintain profitable joint ventures and strategic alliances; and

•	regulations and increasing competition in the loan servicing market which Nissin Servicer Co., Ltd., a consolidated subsidiary, operates.

     Known and unknown risks, uncertainties and other factors could cause our actual operating results to differ materially from those contained in or suggested by any forward-looking statement. We cannot promise that our expectations, projections, anticipated results, estimates or other information expressed in or underlying these forward-looking statements will turn out to be correct, and our actual results could materially differ from and be worse than our expectations.

CONTENTS

I	Consolidated Operating Results
1	Consolidated Operating Results as of or for the Year Ended March 31, 2005
2	Consolidated Balance Sheet as of March 31, 2005
3	Nissin Servicer Co., Ltd. Consolidated Operating Results for the Year Ended March 31, 2005
4	Financial Ratios
5	Adjusted Per Share Data
II	Non-Consolidated Operating Results
6	Non-Consolidated Operating Results as of or for the Year Ended March 31, 2005
7	Non-Consolidated Balance Sheet as of March 31, 2005
8	Balance of Loans Outstanding and Number of Accounts by Product
9	Applications and Approvals by Product
10	Customer Attributes (I)
11	Customer Attributes (II)
12	Customer Attributes (III)
13	Attributes of Guarantor
14	Number of Offices/Productivity
15	Loans charged-offs and Allowance for loan losses
16	Interest Rate on Loans Outstanding and Borrowing
17	Breakdown of Borrowings as of March 31, 2005
18	Financial Ratios
19	Adjusted Per Share Data

Consolidated Operating Results

Japanese GAAP

consolidated

Consolidated Operating Results
as of or for the Year Ended March 31, 2005

(millions of yen)
	3/04%		3/05%		% change

Total loans outstanding	175,440	100.0	145,307	100.0	(17.2)
Loans to small business owners	73,811	42.0	77,820	53.6	5.4
Small business owner loans	55,152	31.4	56,958	39.2	3.3
Business Timely loans	18,658	10.6	20,862	14.4	11.8
Secured loans	9,942	5.7	18,385	12.7	84.9
Notes receivable	396	0.2	145	0.1	(63.3)
Loans to consumers	91,290	52.1	48,955	33.6	(46.4)
Wide loans	55,686	31.8	46,128	31.7	(17.2)
Consumer loans	35,604	20.3	2,827	1.9	(92.1)

Assets held for leases and installment loans	380	—	5,756	—	—

Other operating assets	89	—	893	—	894.2

Purchased loans receivable and real estate for sale	5,059	—	15,531	—	207.0

Guaranteed loans outstanding	3,619	—	7,701	—	112.8

Total operating revenues	45,693	100.0	45,867	100.0	0.4
Interest income from notes and loans receivable	38,623	84.5	29,250	63.8	(24.3)
Loans to small business owners	15,906	34.8	15,989	34.9	0.5
Small business owner loans	11,318	24.8	11,069	24.1	(2.2)
Business Timely loans	4,588	10.0	4,919	10.7	7.2
Secured loans	198	0.4	949	2.1	379.1
Notes receivable	28	0.1	45	0.1	60.9
Loans to consumers	22,490	49.2	12,265	26.7	(45.5)
Wide loans	12,717	27.8	10,280	22.4	(19.2)
Consumer loans	9,772	21.4	1,984	4.3	(79.7)
Revenue from purchased loans	4,537	9.9	10,095	22.0	122.5
Other financial income	1	0.0	0	0.0	(66.3)
Other operating income	2,530	5.6	6,522	14.2	157.7
Revenue from leases and installment loans	101	0.2	1,657	3.6	—
Recovery from loans charged-offs	795	1.8	711	1.6	(10.6)
Loan origination fees	926	2.0	1,367	3.0	47.6
Guarantee fees received	368	0.8	844	1.8	129.5
Other operating income	340	0.8	1,941	4.2	470.9

Total operating expenses	34,134	74.7	37,248	81.2	9.1
Financial costs	3,389	7.4	2,733	6.0	(19.4)
Cost of purchased loans collected	2,468	5.4	6,840	14.9	177.1
Other operating expenses	28,276	61.9	27,674	60.3	(2.1)
Cost of leases and installment loans	97	0.2	1,599	3.5	—
Advertising expenses	217	0.5	332	0.7	52.6
Commission fees	646	1.4	862	1.9	33.5
Loan losses	681	1.5	137	0.3	(79.8)
Provision for loan losses	13,417	29.4	9,106	19.9	(32.1)
Provision for guarantee losses	108	0.2	370	0.8	243.4
Salaries for directors and statutory auditors	223	0.5	289	0.6	29.6
Salaries for employees	5,317	11.6	5,091	11.1	(4.2)
Bonuses	436	1.0	489	1.1	12.2
Provision for bonuses	621	1.4	677	1.5	9.1
Depreciation and amortization	108	0.2	212	0.5	94.9
Taxes and duties	429	0.9	710	1.5	65.5
Lease and rental expenses	1,966	4.3	2,080	4.5	5.8
Other	4,003	8.8	5,713	12.4	42.7

Operating income	11,559	25.3	8,619	18.8	(25.4)

Other income	49	0.1	617	1.3	—

Other expenses	496	1.1	644	1.4	29.8

Ordinary income	11,112	24.3	8,592	18.7	(22.7)

Special gains	1,125	2.5	5,641	12.3	401.1

Special losses	1,463	3.2	2,870	6.3	96.1

Net income	6,186	13.5	6,525	14.2	5.5

Adjusted net income per share (¥)	12.26	—	12.66	—	—

Note	1:	The average number of shares of common stock outstanding for the year ended March 31, 2004 was 124,679,832 shares.
Note	2:	The average number of shares of common stock outstanding for the year ended March 31, 2005 was 508,678,311 shares.
Note	3:	Nissin completed a 2 for 1 stock split both in May and November 2004.

consolidated

Consolidated Balance Sheet as of March 31, 2005

(millions of yen)
	3/04%		3/05%		¥ change

Total Current Assets	193,376	93.0	188,845	83.5	(4,530)
Cash and deposits	20,252	9.7	25,820	11.4	5,567
Notes and loans receivable	175,440	84.4	145,307	64.2	(30,132)
Purchased loans receivable	5,059	2.4	14,862	6.6	9,803
Real estate for sale	—	—	668	0.3	668
Deferred tax assets	1,582	0.8	998	0.5	(584)
Other	2,183	1.1	9,510	4.2	7,326
Allowance for loan losses	(11,142)	(5.4)	(8,322)	(3.7)	2,819

Total Fixed Assets	14,579	7.0	37,441	16.5	22,862
Tangible fixed assets	1,294	0.6	3,168	1.4	1,874
Building and structures	500	0.2	485	0.2	(14)
Equipments	129	0.1	160	0.1	31
Equipment held for leases	309	0.1	2,131	0.9	1,821
Land	355	0.2	356	0.2	0
Other	—	—	35	0.0	35
Intangible fixed assets	1,085	0.5	2,618	1.1	1,533
Total investments and other assets	12,198	5.9	31,653	14.0	19,455
Investment securities	9,661	4.7	24,235	10.7	14,573
Bankrupt and delinquent loans receivable	3,850	1.8	3,932	1.7	82
Deferred tax assets	0	0.0	0	0.0	0
Other	1,789	0.9	6,655	3.0	4,865
Allowance for loan losses	(3,103)	(1.5)	(3,170)	(1.4)	(66)

Total Assets	207,955	100.0	226,287	100.0	18,331

Total Current Liabilities	84,142	40.4	76,053	33.6	(8,088)
Accounts payable	95	0.0	411	0.2	316
Short-term borrowings	2,100	1.0	9,016	4.0	6,916
Current portion of long-term borrowings	52,247	25.1	53,835	23.8	1,588
Current portion of bonds	21,560	10.4	5,060	2.2	(16,500)
Commercial paper	3,200	1.5	3,500	1.5	300
Accrued income taxes	2,758	1.3	716	0.3	(2,041)
Accrued bonuses	619	0.3	677	0.3	58
Reserve for guarantee losses	108	0.1	370	0.2	262
Other	1,454	0.7	2,464	1.1	1,010

Total Long-term Liabilities	69,819	33.6	83,290	36.8	13,470
Bonds	6,210	3.0	9,650	4.3	3,440
Convertible bond	10,000	4.8	8,942	4.0	(1,058)
Long-term borrowings	46,094	22.2	52,683	23.3	6,589
Asset backed commercial paper	6,465	3.1	6,672	2.9	206
Deferred tax liabilities	649	0.3	4,798	2.1	4,149
Accrued retirement benefits — directors and statutory auditors	333	0.2	330	0.1	(3)
Other	66	0.0	212	0.1	146

Total Liabilities	153,961	74.0	159,344	70.4	5,382

Minority Interests	161	0.1	1,150	0.5	988

Common stock	7,218	3.5	7,779	3.4	560

Additional paid-in capital	9,691	4.7	10,465	4.6	774

Retained earnings	37,503	18.0	42,659	18.9	5,155

Unrealized gains on investment securities	3,147	1.5	7,935	3.5	4,788

Foreign currency translation adjustment	—	—	(8)	0.0	(8)

Treasury stock	(3,727)	(1.8)	(3,037)	(1.3)	690

Total Shareholders’ Equity	53,832	25.9	65,793	29.1	11,960

Total Liabilities, Minority Interests and Shareholders’ Equity	207,955	100.0	226,287	100.0	18,331

consolidated

Nissin Servicer Co., Ltd.
Consolidated Operating Results for the Year Ended March 31, 2005

Consolidated Statement of Income for the Year Ended March 31, 2005	(millions of yen)
	3/04%		3/05%		% change

Contracted amounts of purchased loans receivable	856,939	—	1,097,289	—	28.0

Operating revenues	4,599	100.0	11,198	100.0	143.5
Revenue from purchased loans	4,537	98.7	9,590	85.6	111.3
Other revenues	61	1.3	1,607	14.4	2,529.8

Operating expenses	2,501	54.4	7,327	65.4	193.0
Costs of purchased loans collected	2,468	53.7	6,336	56.6	156.7
Other costs	32	0.7	991	8.8	2,931.7

Gross profit	2,097	45.6	3,870	34.6	84.5

Selling, general and administrative expenses	1,197	26.0	1,943	17.4	62.3

Operating income	899	19.6	1,926	17.2	114.1

Ordinary income	750	16.3	1,761	15.7	134.8

Net income	406	8.9	1,022	9.1	151.7

Adjusted net income per share (¥)	3,885.99	—	8,327.66	—	—

Consolidated Balance Sheet as of March 31, 2005	(millions of yen)
	3/04%		3/05%		¥ change

Total Current Assets	6,408	95.9	17,540	85.7	11,131
Cash and deposits	1,639	24.5	3,424	16.7	1,785
Purchased loans receivable	5,059	75.7	13,712	67.0	8,652
Deferred tax assets	329	4.9	511	2.5	181
Other	98	1.5	1,177	5.8	1,079
Allowance for loan losses	(717)	(10.7)	(1,285)	(6.3)	(568)

Total Fixed Assets	276	4.1	2,934	14.3	2,657
Tangible fixed assets	30	0.5	28	0.1	(2)
Intangible fixed assets	0	0.0	0	0.0	(0)
Investments and other assets	244	3.6	2,905	14.2	2,660

Total Assets	6,684	100.0	20,474	100.0	13,789

Total Current Liabilities	2,509	37.5	7,509	36.7	5,000
Short-term interest-bearing debts	1,883	28.2	6,621	32.3	4,737
Other	625	9.3	888	4.4	262

Total Long-term Liabilities	2,631	39.4	8,277	40.4	5,646
Long-term interest-bearing debts	2,626	39.3	8,269	40.4	5,642
Other	4	0.1	8	0.0	3

Total Liabilities	5,140	76.9	15,787	77.1	10,646

Total Shareholders’ Equity	1,544	23.1	4,687	22.9	3,143

Total Liabilities and Shareholders’ Equity	6,684	100.0	20,474	100.0	13,789

Note	1:	Established in July 2001 and started operation in October 2001.
Note	2:	Nissin Servicer established J One Investment Co., Ltd., a wholly-owned subsidiary, and CN Capital Co., Ltd., a 50% owned equity-method affiliate, in January 2004.
Note	3:	Nissin Servicer completed a 2 for 1 stock split on June 1, 2004.
Note	4:	Nissin Servicer established CN Two Co., Ltd., a 50% owned equity-method affiliate, on August 25, 2004.
Note	5:	Nissin Servicer listed its stock on TSE Mothers on September 16, 2004.
Note	6:	Nissin Servicer established Miyako Capital Co., Ltd., a wholly-owned subsidiary, in December 2004.
Note	7:	Nissin Servicer completed a 5 for 1 stock split on December 20, 2004.
Note	8:	Nissin Servicer will implement a 2 for 1 stock split on May 2005.

consolidated

Financial Ratios

(millions of yen)
	3/01	3/02	3/03	3/04	3/05

Operating income	9,375	9,613	11,041	11,559	8,619
Ordinary income	9,090	9,256	10,714	11,112	8,592
Net income	5,153	4,817	5,209	6,186	6,525
Shareholders’ equity ratio (%)	24.1	24.3	22.0	25.9	29.1
Return on equity (%)	14.1	11.7	11.8	12.5	10.9
Operating income to total assets (%)	6.3	5.7	5.8	5.6	4.0
Ordinary income to total assets (%)	6.1	5.5	5.6	5.4	4.0
Return on assets (%)	3.4	2.8	2.7	3.0	3.0
Operating margin (%)	29.2	26.3	24.2	25.3	18.8
Ordinary income margin (%)	28.3	25.4	23.5	24.3	18.7
Net income margin (%)	16.0	13.2	11.4	13.5	14.2
Current ratio (%)	341.5	311.3	301.4	229.8	248.3
Fixed assets ratio (%)	32.0	24.8	18.8	27.1	56.9

consolidated

Adjusted Per Share Data

Adjusted per share data	(yen)
	3/01	3/02	3/03	3/04	3/05

Net income	9.8	9.0	10.0	12.3	12.7
Shareholders’ equity	74.3	81.8	88.6	106.5	127.1

% change from the previous year	(%)
	3/01	3/02	3/03	3/04	3/05

Net income	—	–8.0	10.1	23.2	3.3
Shareholders’ equity	—	10.1	8.3	20.2	19.4

Per share data (unadjusted)	(yen)
	3/01	3/02	3/03	3/04	3/05

Net income	477.5	146.1	79.6	49.0	12.7
Shareholders’ equity	3,573.3	1,310.6	709.0	425.9	127.1

Shares outstanding and stock splits	(thousands of shares)
	3/01	3/02	3/03	3/04	3/05

As of the end of the year (less TS)	10,909	32,955	63,229	126,228	516,981
Weighted-average for the year (less TS)	10,790	32,967	64,460	124,679	508,678

Stock splits		5/01	5/02	5/03	5/04
	—	1à3	1à2	1à2	1à2
					11/04
					1à2

Issuance of common stock	128	22,246	33,156	68,414	409,942

Note	1:	128,760 new shares were issued as a result of the exercise of warrants during FY2000.
Note	2:	21,818,676 new shares were issued as a result of a 3 for 1 stock split in May 2001. In addition, 428,000 new shares were issued as a result of the exercise of stock options during FY2001.
Note	3:	33,156,014 new shares were issued as a result of a 2 for 1 stock split in May 2002.
Note	4:	66,312,028 new shares were issued as a result of a 2 for 1 stock split in May 2003. In addition, 2,102,136 new shares were issued as a results of the exercise of warrants during FY2003.
Note	5:	134,726,192 new shares and 269,641,910 new shares were issued as a result of a 2 for 1 stock split in May and November 2004, respectively. In addition, 373,958 new shares were issued as a result of the exercise of warrants and 5,389,705 new shares were issued as a result of conversion of convertible bond during FY2004.

Non-Consolidated Operating Results

Japanese GAAP

non-consolidated

Non-Consolidated Operating Results
as of or for the Year Ended March 31, 2005

(millions of yen)
	3/04%		3/05%		% change

Total loans outstanding	175,440	100.0	145,307	100.0	(17.2)
Loans to small business owners	73,811	42.0	77,820	53.6	5.4
Small business owner loans	55,152	31.4	56,958	39.2	3.3
Business Timely loans	18,658	10.6	20,862	14.4	11.8
Secured loans	9,942	5.7	18,385	12.7	84.9
Notes receivable	396	0.2	145	0.1	(63.3)
Loans to consumers	91,290	52.1	48,955	33.6	(46.4)
Wide loans	55,686	31.8	46,128	31.7	(17.2)
Consumer loans	35,604	20.3	2,827	1.9	(92.1)

Total operating revenues	40,795	100.0	32,370	100.0	(20.7)
Interest income from notes and loans receivable	38,623	94.7	29,250	90.4	(24.3)
Loans to small business owners	15,906	38.9	15,989	49.4	0.5
Small business owner loans	11,318	27.7	11,069	34.2	(2.2)
Business Timely loans	4,588	11.2	4,919	15.2	7.2
Secured loans	198	0.5	949	3.0	379.1
Notes receivable	28	0.1	45	0.1	60.9
Loan to consumers	22,490	55.2	12,265	37.9	(45.5)
Wide loans	12,717	31.2	10,280	31.8	(19.2)
Consumer loans	9,772	24.0	1,984	6.1	(79.7)
Other financial income	1	0.0	0	0.0	(67.0)
Other operating income	2,170	5.3	3,120	9.6	43.7

Total operating expenses	30,126	73.8	24,824	76.7	(17.6)
Financial costs	3,389	8.3	2,733	8.5	(19.3)
Other operating expenses	26,737	65.5	22,090	68.2	(17.4)
Advertising expenses	144	0.3	322	1.0	122.9
Commission fees	648	1.6	799	2.5	23.2
Loans losses	656	1.6	100	0.3	(84.7)
Provision for loan losses	12,805	31.4	8,129	25.1	(36.5)
Provision for guarantee losses	108	0.3	349	1.1	223.1
Salaries and employees benefits	6,241	15.3	5,582	17.2	(10.6)
Lease and rental expenses	1,908	4.7	1,919	5.9	0.6
Other	4,223	10.3	4,887	15.1	15.7

Operating income	10,668	26.2	7,546	23.3	(29.3)

Other income	94	0.2	825	2.6	769.7
Other expenses	166	0.4	382	1.2	129.1

Ordinary income	10,596	26.0	7,989	24.7	(24.6)

Special gains	705	1.7	4,264	13.2	504.3
Special losses	1,597	3.9	2,019	6.3	26.4

Net income	5,483	13.4	6,279	19.4	14.5

Adjusted net income per share (¥)	10.87	—	12.21	—	—

Adjusted cash dividends per share (¥)	2.125	—	3.875	—	—

non-consolidated

Non-Consolidated Balance Sheet as of March 31, 2005

(millions of yen)
	3/04%		3/05%		¥ change

Total Current Assets	186,454	92.4	159,199	77.0	(27,254)
Cash and deposits	18,362	9.1	17,686	8.6	(675)
Notes and loans receivable	175,440	87.0	145,307	70.3	(30,132)
Factoring loans	19	0.0	3	0.0	(15)
Compensation of loans receivable	70	0.0	204	0.1	133
Interest receivable	1,060	0.5	830	0.4	(229)
Prepaid expenses	395	0.2	332	0.2	(63)
Deferred tax assets	1,252	0.6	469	0.2	(783)
Accrued income	38	0.0	57	0.0	19
Other	239	0.1	1,171	0.6	932
Allowance for loan losses	(10,424)	(5.2)	(6,864)	(3.3)	3,560

Total Fixed Assets	15,278	7.6	47,582	23.0	32,303
Tangible fixed assets	953	0.5	954	0.5	0
Buildings	467	0.2	445	0.2	(22)
Structures	7	0.0	6	0.0	(0)
Equipments	122	0.1	146	0.1	24
Land	355	0.2	355	0.2	—
Intangible fixed assets	1,085	0.5	2,351	1.1	1,266
Software	95	0.0	2,220	1.1	2,125
Telephone rights	130	0.1	130	0.0	—
Other	858	0.4	—	—	(858)
Investments and other assets	13,240	6.6	44,276	21.4	31,036
Investment securities	9,167	4.5	21,368	10.3	12,200
Investment in affiliates	1,671	0.8	6,109	3.0	3,714
Capital contributions	128	0.1	31	0.0	(97)
Investment in affiliates (other)	—	—	1,050	0.5	1,050
Loans to affiliates	142	0.1	13,634	6.6	13,492
Bankrupt and delinquent loans receivable	3,850	1.9	3,932	1.9	82
Long-term prepaid expenses	54	0.0	76	0.0	22
Deposit of restricted cash	425	0.2	381	0.2	(43)
Other	904	0.5	858	0.4	(45)
Allowance for loan losses	(3,103)	(1.5)	(3,167)	(1.5)	(63)

Total Assets	201,733	100.0	206,782	100.0	5,048

Total Current Liabilities	81,395	40.3	67,059	32.4	(14,335)
Short-term borrowings	2,100	1.0	7,417	3.6	5,317
Current portion of long-term borrowings	50,423	25.0	48,874	23.7	(1,549)
Current portion of bonds	21,500	10.7	5,000	2.4	(16,500)
Commercial paper	3,200	1.6	3,500	1.7	300
Other payable	380	0.2	688	0.3	307
Accrued expenses	492	0.2	260	0.1	(231)
Accrued income taxes	2,231	1.1	81	0.0	(2,150)
Deposit received	56	0.0	90	0.0	34
Unearned income	17	0.0	22	0.0	5
Accrued bonuses	617	0.3	616	0.3	(1)
Reserve for guarantee losses	108	0.1	349	0.2	241
Warrants	5	0.0	—	—	(5)
Other	262	0.1	160	0.1	(102)

Total Long-term Liabilities	67,188	33.3	74,861	36.2	7,672
Bonds	6,000	3.0	9,500	4.6	3,500
Convertible bond	10,000	5.0	8,942	4.3	(1,058)
Long-term borrowings	43,677	21.6	44,564	21.6	886
Asset backed commercial paper	6,465	3.2	6,672	3.2	206
Deferred tax liabilities	649	0.3	4,783	2.3	4,134
Accrued retirement benefits — directors and statutory auditors	333	0.2	330	0.2	(3)
Other	61	0.0	67	0.0	6

Total Liabilities	148,583	73.6	141,920	68.6	(6,662)

Common stock	7,218	3.6	7,779	3.8	560

Additional paid-in capital	9,691	4.8	10,465	5.1	774
General	9,647	4.8	10,203	5.0	556
Other	44	0.0	262	0.1	218

Retained earnings	36,821	18.3	41,740	20.2	4,919
Legal reserve	400	0.2	400	0.2	—
General reserves	30,800	15.3	35,100	17.0	4,300

Unappropriated retained earnings	5,620	2.8	6,240	3.0	619

Unrealized gains on other securities	3,147	1.6	7,913	3.8	4,766

Treasury stock	(3,727)	(1.9)	(3,037)	(1.5)	690

Total Shareholders’ Equity	53,150	26.4	64,861	31.4	11,711

Total Liabilities and Shareholders’ Equity	201,733	100.0	206,782	100.0	5,048

non-consolidated

Balance of Loans Outstanding and Number of Accounts by Product

		(millions of yen)
	3/01	3/02	3/03	3/04	3/05

Total loans outstanding	127,217	154,022	175,123	175,440	145,307

Loans to small business owners	35,428	52,498	69,953	73,811	77,820
Small business owner loans	27,756	36,464	52,651	55,152	56,958
Business Timely loans	7,671	16,034	17,302	18,658	20,862
Secured loans	1,706	1,304	1,449	9,942	18,385
Notes receivable	40	11	15	396	145
Loans to consumers	90,041	100,207	103,705	91,290	48,955
Wide loans	46,762	54,027	62,767	55,686	46,128
Consumer loans	43,278	46,179	40,938	35,604	2,827

% distribution
	3/01	3/02	3/03	3/04	3/05

Total loans outstanding	100.0	100.0	100.0	100.0	100.0

Loans to small business owners	27.8	34.1	40.0	42.0	53.6
Small business owner loans	21.8	23.7	30.1	31.4	39.2
Business Timely loans	6.0	10.4	9.9	10.6	14.4
Secured loans	1.4	0.8	0.8	5.7	12.7
Notes receivable	0.0	0.0	0.0	0.2	0.1
Loans to consumers	70.8	65.1	59.2	52.1	33.6
Wide loans	36.8	35.1	35.8	31.8	31.7
Consumer loans	34.0	30.0	23.4	20.3	1.9

(accounts)
	3/01	3/02	3/03	3/04	3/05

Total number of accounts	171,645	187,456	180,087	163,195	80,819

Loans to small business owners	20,002	30,241	37,337	39,957	40,979
Small business owner loans	13,523	17,002	22,826	23,794	23,486
Business Timely loans	6,479	13,239	14,511	16,163	17,493
Secured loans	439	357	286	278	370
Notes receivable	45	18	28	176	91
Loans to consumers	151,159	156,840	142,436	122,784	39,379
Wide loans	27,959	31,447	35,705	33,975	30,362
Consumer loans	123,200	125,393	106,731	88,809	9,017

(thousands of yen)
	3/01	3/02	3/03	3/04	3/05

Average balance of loans per account
Loans to small business owners	1,771	1,736	1,873	1,847	1,899
Small business owner loans	2,053	2,145	2,306	2,317	2,425
Business Timely loans	1,183	1,211	1,192	1,154	1,192
Secured loans	3,886	3,655	5,066	35,763	49,691
Notes receivable	888	616	547	2,252	1,598
Loans to consumers	595	638	728	743	1,243
Wide loans	1,672	1,718	1,757	1,639	1,519
Consumer loans	351	368	383	400	313

non-consolidated

Applications and Approvals by Product

(accounts)
	3/01	3/02	3/03	3/04	3/05

Small business owner loans

Number of applications	4,955	6,615	10,202	6,678	6,307
Number of approvals	4,334	6,034	9,332	5,779	4,985
Ratio of approval (%)	87.47	91.22	91.47	86.54	79.04

Business Timely loans

Number of applications	13,182	22,461	17,999	25,184	55,367
Number of approvals	10,488	14,439	6,826	9,807	21,228
Ratio of approval (%)	79.56	64.28	37.92	38.94	38.34

Secured loans

Number of applications	267	102	93	142	397
Number of approvals	199	68	65	97	269
Ratio of approval (%)	74.53	66.67	69.89	68.31	67.76

Notes receivable

Number of applications	280	137	110	440	555
Number of approvals	204	102	90	385	392
Ratio of approval (%)	72.86	74.45	81.82	87.50	70.63

Wide loans

Number of applications	10,430	12,507	15,485	9,924	6,129
Number of approvals	8,129	10,003	12,524	7,773	4,613
Ratio of approval (%)	77.94	79.98	80.88	78.33	75.27

Consumer loans

Number of applications	104,830	183,836	68,926	36,036	28,186
Number of approvals	33,668	45,128	20,084	10,828	2,770
Ratio of approval (%)	32.12	24.55	29.14	30.05	9.83

Note	1:	The figures for consumer loans do not include the number of applications and approvals through tie-up companies since the beginning of FY2002.
Note	2:	The number of approvals for Business Timely loans refers to the number of cardholders, which includes credit lines with zero balances.

non-consolidated

Customer Attributes (I)

	Small business owner loans				Business Timely loans
	3/03	3/04	3/05	yoy%	3/03	3/04	3/05	yoy%

Number of Accounts	22,826	23,794	23,486	(1.3)	14,511	16,163	17,493	8.2

% of total

By gender
Male	66.1	67.3	68.5	1.2	61.4	63.0	62.7	(0.3)
Female	33.9	32.7	31.5	(1.2)	38.6	37.0	37.3	0.3
By age
20~29 years old	3.6	3.0	2.4	(0.6)	1.9	1.6	1.4	(0.2)
30~39 years old	19.0	18.5	17.0	(1.5)	13.5	13.1	13.0	(0.1)
40~49 years old	25.6	24.9	24.8	(0.1)	25.3	25.0	25.3	0.3
50~59 years old	34.6	34.7	35.1	0.4	37.9	37.6	36.9	(0.7)
60 years old or more	17.2	18.9	20.7	1.8	21.4	22.7	23.4	0.7
By annual income (yen)
Less than or equal to 3 million	23.7	23.2	23.8	0.6	9.2	15.5	21.2	5.7
Less than or equal to 5 million	29.9	32.2	33.7	1.5	16.9	23.6	28.1	4.5
Less than or equal to 7 million	17.3	18.3	18.4	0.1	12.1	13.6	14.2	0.6
Less than or equal to 9 million	9.5	9.7	9.5	(0.2)	10.2	9.6	8.4	(1.2)
More than 9 million	19.6	16.6	14.6	(2.0)	51.6	37.7	28.1	(9.6)
By years of opening
Less than 1 year	6.5	4.9	4.2	(0.7)	1.5	1.8	2.0	0.2
Less than 3 years	10.8	9.3	7.6	(1.7)	11.1	8.2	7.8	(0.4)
Less than 5 years	12.8	12.6	11.9	(0.7)	13.6	13.1	11.5	(1.6)
Less than 10 years	24.2	25.0	25.5	0.5	23.4	23.9	24.5	0.6
Less than 15 years	17.2	17.2	16.0	(1.2)	16.8	16.8	15.7	(1.1)
Less than 20 years	9.3	10.6	12.8	2.2	11.0	12.0	13.8	1.8
20 years or more	19.2	20.4	22.0	1.6	22.6	24.2	24.7	0.5
By amount (yen)
Less than 0.1 million	0.8	1.0	1.4	0.4	1.0	0.9	1.1	0.2
Less than 0.2 million	0.9	1.2	1.5	0.3	1.5	1.7	1.9	0.2
Less than 0.3 million	1.1	1.4	1.6	0.2	1.9	1.9	2.6	0.7
Less than 0.4 million	1.2	1.6	1.8	0.2	2.2	2.3	3.1	0.8
Less than 0.5 million	1.5	1.7	2.0	0.3	4.3	4.1	5.4	1.3
Less than 1 million	10.3	11.7	12.7	1.0	45.0	44.4	37.7	(6.7)
Less than 1.5 million	11.8	12.9	15.0	2.1	10.2	16.7	18.0	1.3
Less than 2 million	17.1	17.4	16.6	(0.8)	33.4	27.2	26.8	(0.4)
Less than 2.5 million	13.5	14.3	13.6	(0.7)	0.5	0.8	0.8	0.0
Less than 3 million	16.8	14.7	11.4	(3.3)	—	—	1.8	1.8
Less than 5 million	24.0	20.2	16.9	(3.3)	—	—	0.7	0.7
Less than 10 million	1.0	1.7	4.5	2.8	—	—	0.1	0.1
10 million or more	—	0.2	1.0	0.8	—	—	—	—
By industry
Manufacturing	5.5	5.5	5.9	0.4	4.7	5.2	4.6	(0.6)
Construction	16.1	16.4	16.6	0.2	4.9	6.0	5.5	(0.5)
Transportation/communication	4.1	4.0	3.8	(0.2)	0.9	1.1	0.9	(0.2)
Wholesale/retail/restaurant	50.1	49.2	48.2	(1.0)	68.4	65.5	66.5	1.0
Finance/insurance	0.7	0.8	0.7	(0.1)	0.4	0.4	0.4	0.0
Real estate broker	1.1	1.3	1.5	0.2	1.0	1.2	1.2	0.0
Service industry	17.6	18.5	19.3	0.8	18.8	19.5	19.3	(0.2)
Other	4.8	4.3	4.0	(0.3)	0.9	1.1	1.6	0.5

non-consolidated

Customer Attributes (II)

	Real estate secured loans
	3/03	3/04	3/05	yoy%

Number of Accounts	286	265	363	37.0

% of total

By gender
Male	67.1	72.5	73.3	0.8
Female	32.9	27.5	26.7	(0.8)
By age
20~29 years old	1.4	1.5	0.5	(1.0)
30~39 years old	12.3	15.8	13.5	(2.3)
40~49 years old	33.2	30.6	27.3	(3.3)
50~59 years old	30.4	33.2	33.9	0.7
60 years old or more	22.7	18.9	24.8	5.9
By annual income (yen)
Less than or equal to 3 million	41.3	39.2	25.6	(13.6)
Less than or equal to 5 million	30.8	32.5	24.0	(8.5)
Less than or equal to 7 million	12.9	10.6	17.6	7.0
Less than or equal to 9 million	6.6	6.8	6.9	0.1
More than 9 million	8.4	10.9	25.9	15.0
By years of service (years of opening)
Less than 1 year	13.6	9.1	5.5	(3.6)
Less than 3 years	9.5	13.2	9.1	(4.1)
Less than 5 years	15.0	12.1	9.4	(2.7)
Less than 10 years	21.0	23.8	25.9	2.1
Less than 15 years	12.2	13.2	12.7	(0.5)
Less than 20 years	6.3	7.9	20.1	12.2
20 years or more	22.4	20.7	17.3	(3.4)
By amount (yen)
Less than 10 million	96.2	86.8	61.2	(25.6)
Less than 15 million	1.1	1.5	5.8	4.3
Less than 20 million	—	1.5	4.1	2.6
Less than 25 million	1.0	0.4	4.1	3.7
Less than 30 million	—	0.4	3.0	2.6
Less than 35 million	—	0.4	1.1	0.7
Less than 40 million	—	—	1.9	1.9
Less than 50 million	0.7	—	2.5	2.5
Less than 100 million	—	1.1	5.3	4.2
100 million or more	1.0	7.9	11.0	3.1
By occupation
Salaried employee	63.0	66.4	76.3	9.9
Self-employed	31.1	30.2	21.2	(9.0)
Housewife	1.7	0.4	—	(0.4)
Other	4.2	3.0	2.5	(0.5)

non-consolidated

Customer Attributes (III)

	Wide loans
	3/03	3/04	3/05	yoy%

Number of Accounts	35,705	33,975	30,362	(10.6)

% of total

By gender
Male	51.5	53.0	54.0	1.0
Female	48.5	47.0	46.0	(1.0)
By age
20~29 years old	20.9	19.9	18.5	(1.4)
30~39 years old	30.5	31.1	30.9	(0.2)
40~49 years old	23.2	22.8	23.3	0.5
50~59 years old	18.9	19.3	19.9	0.6
60 years old or more	6.5	6.9	7.4	0.5
By annual income (yen)
Less than or equal to 3 million	53.3	53.5	54.1	0.6
Less than or equal to 5 million	34.0	33.7	32.9	(0.8)
Less than or equal to 7 million	9.1	9.0	9.0	0.0
Less than or equal to 9 million	2.5	2.6	2.8	0.2
More than 9 million	1.1	1.2	1.2	0.0
By years of service
Less than 1 year	12.9	11.8	11.7	(0.1)
Less than 3 years	17.7	17.1	14.9	(2.2)
Less than 5 years	17.0	17.0	17.5	0.5
Less than 10 years	27.0	27.5	27.9	0.4
Less than 15 years	13.7	14.1	14.0	(0.1)
Less than 20 years	5.5	6.0	6.9	0.9
20 years or more	6.2	6.5	7.1	0.6
By amount (yen)
Less than 0.1 million	1.3	1.6	2.3	0.7
Less than 0.2 million	1.5	1.8	2.4	0.6
Less than 0.3 million	1.7	1.9	2.5	0.6
Less than 0.4 million	1.9	2.4	2.8	0.4
Less than 0.5 million	1.9	2.2	3.1	0.9
Less than 1 million	13.8	16.3	19.3	3.0
Less than 1.5 million	15.9	17.7	22.1	4.4
Less than 2 million	20.5	22.7	20.8	(1.9)
Less than 2.5 million	19.1	18.5	12.5	(6.0)
Less than 3 million	19.5	11.3	5.7	(5.6)
Less than 5 million	2.9	3.3	5.6	2.3
Less than 10 million	—	0.3	0.8	0.5
10 million or more	—	—	0.1
By occupation
Salaried employee	86.9	90.6	90.7	0.1
Self-employed	1.8	1.9	1.9	0.0
Housewife	6.3	5.5	5.0	(0.5)
Other	5.0	2.0	2.4	0.4

non-consolidated

Attributes of Guarantor

	Small business owner loans				Wide loans
	3/03	3/04	3/05	yoy%	3/03	3/04	3/05	yoy%

Number of Accounts	22,826	23,794	23,486	(1.3)	35,705	33,975	30,362	(10.6)

% of total

By gender
Male	71.9	72.8	73.9	1.1	62.1	62.1	62.4	0.3
Female	28.1	27.2	26.1	(1.1)	37.9	37.9	37.6	(0.3)
By age
20~29 years old	20.0	18.2	16.3	(1.9)	31.9	30.5	29.2	(1.3)
30~39 years old	24.9	25.2	25.5	0.3	23.3	23.9	24.6	0.7
40~49 years old	21.3	21.6	22.1	0.5	15.8	15.6	15.9	0.3
50~59 years old	21.4	22.0	22.6	0.6	17.6	17.6	17.5	(0.1)
60 years old or more	12.4	13.0	13.5	0.5	11.4	12.4	12.8	0.4
By annual income (yen)
Less than or equal to 3 million	31.5	30.6	29.6	(1.0)	48.2	48.7	48.9	0.2
Less than or equal to 5 million	38.8	38.7	38.9	0.2	36.6	36.3	36.1	(0.2)
Less than or equal to 7 million	17.1	17.4	17.8	0.4	10.2	10.0	10.0	0.0
Less than or equal to 9 million	6.8	7.2	7.3	0.1	3.1	3.1	3.2	0.1
More than 9 million	5.8	6.1	6.4	0.3	1.9	1.9	1.8	(0.1)
By years of service
Less than 1 year	6.4	3.6	3.8	0.2	6.9	4.8	5.1	0.3
Less than 3 years	12.9	12.1	8.6	(3.5)	15.0	14.2	10.0	(4.2)
Less than 5 years	12.7	12.9	13.8	0.9	15.0	15.7	17.7	2.0
Less than 10 years	23.7	25.0	25.7	0.7	27.3	28.1	28.8	0.7
Less than 15 years	16.9	17.1	16.3	(0.8)	15.5	15.8	15.4	(0.4)
Less than 20 years	8.4	9.0	10.6	1.6	7.1	7.7	8.7	1.0
20 years or more	19.0	20.3	21.2	0.9	13.2	13.7	14.3	0.6
By borrowings from finance companies
0 or 1 company	82.7	77.7	77.0	(0.7)	80.5	74.7	74.6	(0.1)
2 companies	9.9	10.3	11.0	0.7	10.8	10.8	11.5	0.7
3 companies	3.6	5.1	5.2	0.1	3.9	5.7	5.6	(0.1)
4 companies	1.5	2.8	2.7	(0.1)	1.8	3.6	3.4	(0.2)
5 companies	0.9	2.0	1.9	(0.1)	1.1	2.2	2.2	0.0
6 companies	0.7	1.1	1.1	0.0	0.9	1.5	1.3	(0.2)
7 companies or more	0.7	1.0	1.1	0.1	1.0	1.5	1.4	(0.1)
By occupation
Salaried employee	81.0	82.0	82.8	0.8	88.9	89.1	89.3	0.2
Self-employed	16.2	15.6	14.9	(0.7)	7.5	7.5	7.3	(0.2)
House wife	0.7	0.6	0.5	(0.1)	1.2	1.1	1.0	(0.1)
Others	2.1	1.8	1.8	0.0	2.4	2.3	2.4	0.1
By relationship with the applicant
Acquaintance	10.0	9.5	9.1	(0.4)	8.5	8.0	7.6	(0.4)
Friend	29.2	30.1	30.1	0.0	22.5	22.9	23.3	0.4
Close relative living with applicant	19.3	18.5	17.7	(0.8)	25.4	26.2	26.4	0.2
Close relative not living with applicant	35.2	34.9	33.4	(1.5)	39.7	39.0	38.3	(0.7)
Other relative	4.3	4.6	5.2	0.6	3.5	3.6	4.0	0.4
Other	2.0	2.4	4.5	2.1	0.4	0.3	0.4	0.1

non-consolidated

Number of Offices/Productivity

Number of Offices by Region at Year End
	3/01	3/02	3/03	3/04	3/05

Total number of offices	67	72	72	70	49
Hokkaido area	1	2	2	2	2
Tohoku area	4	5	5	5	3
Kanto area	28	26	25	24	18
Chubu area	7	7	7	7	5
Kinki area	8	12	12	12	7
Chugoku area	4	5	5	5	3
Shikoku area	6	6	6	5	4
Kyushu area	9	9	10	10	7

Number of automated loan application machines	16	—	—	—	—
Number of tie-up CD/ATMs	1,049	1,111	1,108	1,116	—

Note:	All automated loan application machines were closed in August 2001. In addition, tie-ups with financial institutions on use of their CD/ATMs were terminated at end of May 2004.

Productivity per Employee and per Office at Year End				(millions of yen)
	3/01	3/02	3/03	3/04	3/05

Loans outstanding	127,217	154,022	175,123	175,440	145,307

Loan offices
Number of offices	67	72	72	70	49
Number of employees	557	641	615	571	474
Loans outstanding/employee	228	240	284	307	306
Accounts/employee	308	292	293	286	171
Total
Number of offices	67	72	72	70	49
Number of employees in all	690	826	813	785	680
Loans outstanding/employee	184	186	215	223	213
Accounts/employee	249	226	221	207	118
Ordinary income/employee	13.4	11.4	12.6	13.4	11.7
Net income/employee	7.6	6.0	6.1	6.9	9.2
Loans outstanding/office	1,898	2,139	2,432	2,506	2,965
Accounts/office	2,561	2,603	2,501	2,331	1,649
Ordinary income/office	137.6	131.0	143.1	151.3	163.0
Net income/office	78.1	69.1	68.7	78.3	128.1

non-consolidated

Loans charged-offs and Allowance for loan losses

Loans charged-offs	(millions of yen)
	3/01	3/02	3/03	3/04	3/05

Total loans outstanding	129,256	156,073	177,751	179,290	149,240
Loans to small business owners	36,353	53,421	71,217	75,826	79,823
Small business owner loans	28,682	37,386	53,915	57,167	58,961
Business Timely loans	7,671	16,034	17,302	18,658	20,862
Secured loans	1,817	1,427	1,588	10,003	18,811
Notes receivable	40	11	15	396	174
Loans to consumers	91,044	101,212	104,930	93,064	50,431
Wide loans	47,765	55,033	63,992	57,459	47,604
Consumer loans	43,278	46,179	40,938	35,604	2,827

Total loans charged-offs	5,057	6,982	10,337	11,759	8,179
Loans to small business owners	867	1,820	3,220	4,255	4,807
Small business owner loans	756	991	1,640	2,468	2,809
Business Timely loans	110	829	1,579	1,787	1,998
Secured loans	4	48	23	100	22
Notes receivable	3	—	—	—	1
Loans to consumers	4,182	5,113	7,093	7,404	3,348
Wide loans	804	1,229	2,225	2,977	2,815
Consumer loans	3,378	3,883	4,868	4,426	533

Ratio of loans charged-offs(a)	3.77%	4.28%	5.50%	6.16%	5.20%
Loans to small business owners	2.33%	3.30%	4.33%	5.31%	5.68%
Small business owner loans	2.57%	2.58%	2.95%	4.14%	4.55%
Business Timely loans	1.42%	4.92%	8.36%	8.74%	8.74%
Secured loans	0.22%	3.25%	1.45%	0.99%	0.12%
Notes receivable	7.28%	—	—	—	0.79%
Loans to consumers	4.39%	4.81%	6.33%	7.37%	6.23%
Wide loans	1.66%	2.19%	3.36%	4.93%	5.58%
Consumer loans	7.24%	7.76%	10.63%	11.06%	15.86%

Note	1:	Bankrupt and delinquent loans receivable are included in loans receivable.

Allowance for loan losses	(millions of yen)
	3/01	3/02	3/03	3/04	3/05

Balance at year end	7,482	8,831	11,823	13,453	9,839
Allowance for loan losses ratio(b)	5.79%	5.66%	6.65%	7.50%	6.59%

Note	2:	(a) to the sum of loans outstanding + loans charged-offs; (b) to loans outstanding after loans are charged-off.

non-consolidated

Interest Rate on Loans Outstanding and Borrowing

(%)
	3/01	3/02	3/03	3/04	3/05

Contractual interest rate	26.3	25.9	25.3	24.0	22.1
Small business owner loans	25.2	24.8	24.4	23.1	23.2
Business Timely loans	28.0	27.8	27.5	27.1	26.4
Real estate secured loans	20.4	20.5	20.6	12.3	8.7
Wide loans	25.3	24.9	24.5	24.1	23.9
Consumer loans	28.2	27.6	27.3	27.0	26.9

Note:	Figures are weighted average rates at the end of the year.

(millions of yen)
	3/01	3/02	3/03	3/04	3/05

Total borrowings at year-end	118,259	130,058	152,394	143,367	134,469
Short-term (incl. CPs)	1,740	1,400	5,500	5,300	10,917
Long-term (incl. bonds)	116,519	128,658	146,894	138,067	123,552
Total amount of borrowing by effective fixed interest rate	102,282	106,931	87,870	92,455	81,066
Fixed rate	61,282	74,931	87,870	92,455	81,066
Interest rate caps/swaps	41,000	32,000	—	—	—
% of borrowing by effective fixed interest rate	87.8	83.1	59.8	67.0	65.6

Weighted average borrowing rate at the end of the year	3.2	2.8	2.3	2.2	1.8
Direct	3.0	2.7	2.3	2.0	1.3
Indirect	3.3	2.8	2.4	2.3	2.0
Weighted average borrowing rate for the year (all cost included)	3.7	3.1	2.6	2.3	2.1
Direct	3.1	2.8	2.5	2.2	1.8
Indirect	3.9	3.4	2.7	2.4	2.2
(borrowing cost only)	3.5	3.0	2.6	2.4	2.1

non-consolidated

Breakdown of Borrowings as of March 31, 2005

(millions of yen)
	3/01	3/02	3/03	3/04	3/05

Total borrowings	118,259	130,058	152,394	143,367	134,469
Indirect	79,279	80,558	101,420	92,701	100,855
Banks	47,443	57,551	64,875	59,263	79,538
Life insurance companies	1,324	437	200	100	—
Non-life insurance companies	3,728	1,600	2,327	2,407	1,716
Other financial institutions	1,075	2,247	3,829	5,508	5,071
Nonbanks	25,707	18,722	30,188	25,423	14,528
Direct	38,980	49,500	50,974	50,665	33,614
Bonds/convertible bonds	38,980	49,500	41,500	37,500	23,442
Commercial papers	—	—	2,400	3,200	3,500
ABCP	—	—	7,074	9,964	6,672

% change from the previous fiscal year-end
	3/01	3/02	3/03	3/04	3/05

Total borrowings	18.0	10.0	17.2	-5.9	-6.2
Indirect	-8.1	1.6	30.2	-8.6	8.8
Banks	20.9	21.3	12.7	-8.7	34.2
Life insurance companies	-45.6	-67.0	-54.2	-50.0	-100.0
Non-life insurance companies	-56.5	-57.1	45.4	3.4	-28.7
Other financial institutions	115.0	109.0	70.4	43.8	-7.9
Nonbanks	-27.6	-27.2	79.9	-15.8	-42.9
Direct	178.8	27.0	-4.1	-0.6	-33.7
Bonds/convertible bonds	178.8	27.0	-16.2	-9.6	-37.5
Commercial papers	—	—	—	33.3	9.4
ABCP	—	—	—	40.9	-33.0

% distribution
	3/01	3/02	3/03	3/04	3/05

Total borrowings	100.0	100.0	100.0	100.0	100.0
Indirect	67.0	61.9	66.6	64.7	75.0
Banks	40.1	44.3	42.7	41.4	59.1
Life insurance companies	1.1	0.3	0.1	0.1	—
Non-life insurance companies	3.2	1.2	1.5	1.7	1.3
Other financial institutions	0.9	1.7	2.5	3.8	3.8
Nonbanks	21.7	14.4	19.8	17.7	10.8
Direct	33.0	38.1	33.4	35.3	25.0
Bonds/convertible bonds	33.0	38.1	27.2	26.2	17.4
Commercial papers	—	—	1.6	2.2	2.6
ABCP	—	—	4.6	6.9	5.0

non-consolidated

Financial Ratios

(millions of yen)
	3/01	3/02	3/03	3/04	3/05

Operating income	9,495	9,721	10,463	10,668	7,546
Ordinary income	9,217	9,431	10,304	10,596	7,989
Net income	5,230	4,978	4,945	5,483	6,279
Dividend payout ratio (%)	14.5	16.6	19.4	19.4	31.7
Shareholders’ equity ratio (%)	24.2	24.4	22.3	26.4	31.4
Ratio of dividend to equity (%)	1.9	1.9	2.1	2.0	3.1
Return on equity (%)	14.3	12.1	11.2	11.2	10.6
Operating income to total assets (%)	6.3	5.7	5.5	5.3	3.7
Ordinary income to total assets (%)	6.2	5.6	5.4	5.3	3.9
Return on assets (%)	3.5	2.9	2.6	2.7	3.1
Operating margin (%)	29.6	26.7	25.3	26.2	23.3
Ordinary income margin (%)	28.8	25.9	24.9	26.0	24.7
Net income margin (%)	16.3	13.7	12.0	13.4	19.4
Current ratio (%)	341.1	310.6	299.2	229.1	237.4
Fixed assets ratio (%)	32.9	26.7	21.7	28.7	73.4

non-consolidated

Adjusted Per Share Data

Adjusted per share data	(yen)
	3/01	3/02	3/03	3/04	3/05

Net income	10.0	9.4	9.5	10.9	12.2
Shareholders’ equity	74.5	82.3	88.6	105.2	125.3
Cash dividends	1.458	1.563	1.875	2.125	3.875

% change from the previous year	(%)
	3/01	3/02	3/03	3/04	3/05

Net income	17.7	(6.3)	1.4	14.7	12.3
Shareholders’ equity	13.8	10.5	7.7	18.7	19.2
Cash dividends	16.6	7.2	20.0	13.3	82.4

Per share data (unadjusted)	(yen)
	3/01	3/02	3/03	3/04	3/05

Net income	484.7	151.0	75.9	43.5	12.2
Shareholders’ equity	3,580.4	1,317.9	709.0	420.6	125.3
Cash dividends	70.00	25.00	15.00	8.50	3.875

Shares outstanding and stock splits	(thousands of shares)
	3/01	3/02	3/03	3/04	3/05

As of the end of the year (less TS)	10,909	32,955	63,229	126,228	516,981
Weighted-average for the year (less TS)	10,790	32,967	64,460	124,679	508,678

Stock splits		5/01	5/02	5/03	5/04
	—	1à3	1à2	1à2	1à2
					11/04
					1à2

Issuance of common stock	128	22,246	33,156	68,414	409,942

Note	1:	128,760 new shares were issued as a result of the exercise of warrants during FY2000.
Note	2:	21,818,676 new shares were issued as a result of a 3 for 1 stock split in May 2001. In addition, 428,000 new shares were issued as a result of the exercise of stock options during FY2001.
Note	3:	33,156,014 new shares were issued as a result of a 2 for 1 stock split in May 2002.
Note	4:	66,312,028 new shares were issued as a result of a 2 for 1 stock split in May 2003. In addition, 2,102,136 new shares were issued as a results of the exercise of warrants during FY2003.
Note	5:	134,726,192 new shares and 269,641,910 new shares were issued as a result of a 2 for 1 stock split in May and November 2004, respectively. In addition, 373,958 new shares were issued as a result of the exercise of warrants and 5,389,705 new shares were issued as a result of conversion of convertible bond during FY2004.